Legg Mason Partners Income
Trust
Legg Mason Partners Inflation
Management Fund
Legg Mason Partners Short
Duration Municipal Income Fund


As previously disclosed, on
September 16, 2005 the staff of the
Securities and Exchange
Commission informed Smith Barney
Fund Management LLC (SBFM) and
Salomon Brothers Asset
Management (SBAM), that the staff
was considering recommending
administrative proceedings against
SBFM and SBAM for alleged
violations of Section 19(a) and 34(b)
of the Investment Company Act (and
related Rule 19a-1).  On September
27, 2007, SBFM and SBAM,
without admitting or denying any
findings therein, consented to the
entry of an order by the Securities
and Exchange Commission relating
to the disclosure by certain other
funds that are closed-end funds of
the sources of distributions paid by
the funds between 2001 and 2004.
Each of SBFM and SBAM agreed to
pay a fine of $450,000, for which it
was indemnified by Citigroup, Inc.,
its former parent.  It is not expected
that this matter will adversely impact
the Fund or its current investment
adviser.